Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Incode Technologies Corporation (the "Company"), certifies that:

1.	The Annual Report on Form 10-KSB of the Company for the year ended
December 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                         INCODE TECHNOLOGIES CORPORATION

                         By: /S/S GRAINER
                         ----------------------------------------------------
                         JAMES GRAINER
                         Chief Executive Officer and Chief Financial Officer
Date: March 31, 2005

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.